UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities  Exchange Act of 1934
       Date of Report (Date of earliest event reported) December 1, 1998

                      CENTURY TELEPHONE ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

    Louisiana                       1-7784                      72-0651161
 (State or other                (Commission file               (IRS Employer
 jurisdiction of                    number)                 Identification No.)
 incorporation)

 100 Century Park Drive, Monroe, Louisiana                         71203
 (Address of principal executive offices)                        (Zip Code)

    Registrant's telephone number, including area code - (318)388-9000



Item 5.  Other Events

     On December 1, 1998, CenturyTel (Century Telephone Enterprises, Inc.) acquired Ameritech's telephone operations and directory publishing business in 19 telephone exchanges in northern and central Wisconsin for approximately $221 million cash. The press release announcing the transaction is filed as Exhibit
99.1 hereto.

                                   SIGNATURE
                                   ---------
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CENTURY TELEPHONE ENTERPRISES, INC.

                                  By: /s/ R. Stewart Ewing
                                  ----------------------------
                                          R. Stewart Ewing
                                          Senior Vice President and
                                          Chief Financial Officer